UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CareMax, Inc.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

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On June 1, 2022, CareMax, Inc. (“CareMax”) made the following communications in connection with the pending acquisition by CareMax of the Medicare value-based care business of Steward Health Care System:

(i) An email announcement from CareMax CEO Carlos de Solo to CareMax’s employees;

(ii) Frequently Asked Questions document for CareMax’s employees; and

(iii) A post on CareMax’s LinkedIn page.

***

Email to Employees from CareMax CEO (Carlos de Solo) on June 1, 2022

Subject: Announcement - CareMax to Acquire Medicare Value-Based Care Business of Steward Health Care System

Dear Team,

I am writing to share exciting news for our company. This morning, we announced an agreement to acquire the Medicare value-based care business of Steward Health Care System in a cash and stock transaction. This is a truly transformative step in the continued growth and evolution of our company, and one that we believe will position us to help redefine healthcare delivery in the U.S. You can read the press release that we issued here CareMax, Inc. to Acquire Medicare Value-Based Care Business of Steward Health Care System.

For those of you not familiar with Steward Health Care, they are a nationally recognized, fully integrated healthcare system, operating 39 hospitals across nine states. CareMax has agreed to acquire Steward’s value-based care network, which spans approximately 170,000 patients and 1,800 providers. In addition, Steward and its affiliated practices service approximately 387,000 Medicare Advantage Fee for Service patients and 482,000 Traditional Medicare Fee for Service beneficiaries. Following the close of the transaction, CareMax’s network will expand to approximately 2,000 providers and reach over 200,000 senior value-based care patients across 10 states.

This transaction builds on our decade of innovation and accelerates our vision to bring our model of whole person health care to more communities than ever before. With the addition of the Steward value-based care business, CareMax will become a leading independent national Medicare value-based care platform.

While this is an exciting and transformative moment for CareMax, please keep in mind that today’s announcement is just the first step in a process. There are approvals to obtain and customary conditions to meet before the transaction officially closes, which we expect to occur late in the third quarter or early in the fourth quarter of 2022. Furthermore, this will have no impact to the day-to-day operations of our physicians, nurses, administrators, clinic teams, operations staff and over one thousand employees that we have working to deliver healthcare with heart to the communities that we serve.

To help answer some of your questions, we have attached an FAQ.

I hope you share my enthusiasm for the opportunities ahead as we define the future state of health care delivery systems. As always, thank you for your dedication to CareMax and unwavering commitment to our patients, providers and health plans.

Sincerely,

Carlos de Solo

CEO, CareMax

Please forward any media, investor, research analyst or other third-party inquiries you receive to Samantha Swerdlin, samantha.swerdlin@caremax.com.

[Legends Included in Original are Excerpted at the End of this DEFA14A Filing]

***

Frequently Asked Questions distributed to Employees on June 1, 2022

Employee FAQ – Steward Transaction

1.
Who is Steward?
•
Steward Health Care is a nationally recognized, fully integrated healthcare system, operating 39 hospitals across nine states, with eight hospitals in Florida.
•
Stewards’ value-based care network spans approximately 170,000 patients and 1,800 providers across its Medicare Shared Savings Program, Medicare Advantage and Direct Contracting Entity programs.
•
Since the launch of its 2012 Medicare Pioneer Accountable Care Organization (“ACO”), Steward has consistently ranked as one of the top performing ACOs in the country. Most recently, Steward was the largest Medicare Shared Savings Program (“MSSP”) ACO in 2020. In addition, Steward received a 100% quality rating and achieved the second highest total cost savings amongst the roughly 500 ACOs in the program.

2.
Why is CareMax acquiring Steward’s value-based care business? How does it fit into CareMax’s strategy?
•
This is a truly transformative step in the continued growth and evolution of our Company, and one that we believe will position us to help redefine healthcare delivery in the U.S.
•
This transaction builds on our foundation of innovation and accelerates our vision to bring our model of whole person health care to more communities than ever before.
•
With the addition of the Steward value-based care business, CareMax will become a leading independent national Medicare value-based care platform, enabling us to accelerate our growth by bringing CareMax’s best-in-class proprietary value-based care model to the communities in which the Steward value-based care business operates.
•
Upon completion of the transaction, we plan to expand our established Managed Services Organization (“MSO”) model, which we have operated in Florida for over 10 years, to new markets with the goal of improving the quality of care, health outcomes and wellbeing for seniors across eight states while reducing overall healthcare costs.

3.
What does this mean for employees?
•
While this is an exciting and transformative moment for CareMax, please keep in mind that today’s announcement is just the first step in a process.
•
There are approvals to obtain and customary conditions to meet before the transaction officially closes, which we expect to occur late in the third quarter or early in the fourth quarter of 2022.
•
This acquisition will have no impact to the day-to-day operations of our physicians, nurses, administrators, clinic teams, operations staff and over one thousand employees that we have working to deliver healthcare with heart to the communities that we serve.
•
One of the many reasons why CareMax is in this position today is due to the high-quality of care that we provide.
•
It is paramount that we maintain our tremendous day-to-day roles as usual and strive to continuously serve our current patients, centers, clinicians, and supporting staff with the same high degree of quality that CareMax is known for.
•
Ultimately, this transaction is about accelerating our growth, which we believe will result in new opportunities over time for our employees.

4.
Will there be layoffs or changes to my compensation or benefits?
•
There are currently no plans for changes to the CareMax team.

•
Compensation and benefits will continue as they always have, subject to any changes CareMax may make in the ordinary course of business.
•
In fact, once the transaction is complete, we expect to bring in new talent and expertise to complement our strong team and support our growth effort.
•
This announcement is about accelerating our growth, which we believe will result in new opportunities over time for our employees.

5.
What are the integration plans? Who will lead the integration effort?
•
While this is an exciting and transformative moment for CareMax, please keep in mind that today’s announcement is just the first step in a process and there’s a lot that needs to be determined.
•
Over the coming weeks and months, we will finalize the integration planning process, and are committed to keeping you informed as we have updates to share.
•
We've already begun working with Steward in the Central Florida “Space Coast” region where we currently manage a group of their Medicare lives with our MSO.
•
As we’ve done in the past, we will take a thoughtful approach to integration and work towards implementing CareMax’s whole person healthcare model while maintaining CareMax’s strong culture.

6.
Can I buy and sell stock between now and close?
•
If you are an insider or in possession of material non-public information (“MNPI”), you may not trade in the Company’s stock during the time you possess MNPI. For purposes of this transaction, if you are an insider, you may not trade in the stock until the proxy statement for the transaction is filed and the trading window is opened. If you have any questions regarding whether you are an insider or in possession of MNPI, please contact our General Counsel, Meredith Longsworth at meredith.longsworth@caremax.com.
•
If you are not an insider, and do not possess any MNPI, the decision to buy or sell stock is your own. Our stock will continue to trade on the public market. You can continue to make investment and trading decisions in compliance with existing policies and regulations, including our insider trading policy.

7.
What will happen to my stock ownership at close?
•
The number of shares you own will not be affected by the transaction and will remain outstanding.

8.
How should I respond to inquiries from the media, investors or other outside parties?
•
Please forward any media, investor, research analyst or other third-party inquiries you receive to samantha.swerdlin@caremax.com.

[Legends Included in Original are Excerpted at the End of this DEFA14A Filing]

***

The following communication was shared by CareMax on its LinkedIn page on June 1, 2022:

LinkedIn: We’re excited to announce CareMax has agreed to acquire the Medicare value-based care business of Steward Health Care System. This new addition will expand our comprehensive healthcare delivery system to improve overall health outcomes for senior patients. Following the close of the transaction, which is subject to customary closing conditions, CareMax’s network will expand to approximately 2,000 providers and reach over 200,000 senior value-based care patients, creating one of the largest independent senior-focused value-based care platforms in the U.S. across Medicare Advantage, DCE/ACO REACH and MSSP.

“We are excited to announce the acquisition of Steward’s Medicare value-based care business, which will enable us to significantly accelerate our growth by bringing CareMax’s best-in-class, proprietary value-based care model to the communities in which Steward’s value-based care business operates. We plan to deploy our current MSO model, which we’ve been operating since 2011, to improve quality of care, health outcomes and wellbeing for seniors across eight states, while reducing overall healthcare costs,” said Carlos de Solo, Chief Executive Officer of CareMax.

To learn more about this announcement, and for important information regarding the CareMax/Steward Health Care System transaction, participants in the solicitation, visit: https://bit.ly/3NbfLQX

Additional Information and Where to Find It

In connection with the proposed transaction, CareMax intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement. A proxy statement will be sent to all CareMax stockholders. CareMax will also file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CAREMAX ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain (if and when available) free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by CareMax through the website maintained by the SEC at www.sec.gov or through CareMax’s website at www.caremax.com.

Participants in the Solicitation

CareMax, Inc., Steward Health Care, their respective directors and certain of their respective executive officers may be deemed to be participants in the solicitation of proxies from CareMax’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of CareMax, Inc. is set forth in Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on May 2, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause the Company's actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others: (i) the timing to consummate the proposed transaction; (ii) the risk that a condition to closing of the proposed transaction may not be satisfied and the proposed transaction may not close; (iii) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (iv) the risk that a sufficient number of shares of the Company’s common stock are not voted in favor of the proposed transaction; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results, and business generally; (vii) risks that the proposed transaction disrupts current operations of the Company and potential difficulties in Company employee retention as a result of the proposed transaction; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction; (x) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (xi) the Company’s ability to integrate acquired businesses, including the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction and (xii) the failure to realize anticipated benefits of the proposed transaction or to realize estimated pro forma results and underlying assumptions. For a detailed discussion of the risk factors that could affect the Company's actual results, please refer to the risk factors identified in the Company's reports filed with the SEC. All information provided in this communication is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law, and forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.